Exhibit 10.2

Form Agreement for Non-Employee Director

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is entered into by and between ExactTarget, Inc., a Delaware corporation (“Company”), and [            ], a non-employee member of the Company’s Board of Directors (“Director”), as of [                 , 201     ] (“Grant Date”).

Background

Pursuant to the terms of the ExactTarget, Inc. Non-Employee Directors Restricted Stock Plan (“Directors Restricted Stock Plan”), which is part of the ExactTarget, Inc. 2008 Equity Incentive Plan (“Equity Incentive Plan”), the Company granted shares of restricted stock to the Director on the Grant Date. Such grant is subject to the terms and conditions set out in this Agreement, the Directors Restricted Stock Plan, and the Equity Incentive Plan. The Directors Restricted Stock Plan and the Equity Incentive Plan, together, are hereafter referred to as the “Plans.”

In consideration of the premises, the Company and the Director agree as follows:

Agreement

1. Grant. On the Grant Date, the Company granted to the Director [            ] whole shares of its common stock, which shares (“Restricted Shares”) shall be subject to the terms, conditions, and restrictions specified in this Agreement and the Plans. The per-Share fair market value of the Shares on the Grant Date (disregarding restrictions imposed by this Agreement and/or the Plans that lapse upon the Director’s interest becoming vested) (“Value”) was [ $         ].

2. Closing. The transfer of the Restricted Shares (“Closing”) shall occur simultaneously with the execution of this Agreement. Concurrently with the execution of this Agreement, (i) the Company shall cause its transfer agent to register the Restricted Shares in the Director’s name with the Direct Registration System (“DRS”), and (ii) the Director shall deliver to the Company a duly executed (A) stock power, endorsed in blank, relating to the Restricted Shares, and (B) a duly signed election under Internal Revenue Code Section 83(b) with respect to the grant of the Restricted Shares, provided that the Director intends to make such an election at the Closing.

3. Custody. The Director understands that, although the Restricted Shares shall be registered in the Director’s name, all such Registered Shares remain subject to forfeiture pursuant to paragraph 6 of this Agreement. The Company is hereby authorized to effectuate the transfer into its name of all Restricted Shares that are forfeited to the Company pursuant to paragraph 6 of this Agreement. Following the vesting of all Restricted Shares subject to this Agreement, the Company shall cause its transfer agent to remove the restrictions on those Restricted Shares.

4. Nontransferability of Restricted Shares. Until such time as the Restricted Shares become vested, the Director shall not have any right to sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares. The Director represents and warrants to the Company that he shall not sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares in violation of applicable securities laws or the provisions of this Agreement. Except as expressly provided in this Agreement, all non-vested Restricted Shares shall be forfeited upon the Director’s termination of service as a member of the Company’s Board of Directors.

5. Vesting. The Director’s interest in the Restricted Shares shall vest and become nonforfeitable on [            ], provided that the Director has not ceased to be a member of the Company’s Board of Directors before such date. Notwithstanding the preceding sentence, the Director’s interest in the Restricted Shares not previously vested or forfeited shall become 100% vested upon the occurrence of a Change in Control. For purposes of the preceding sentence, a “Change in Control” means (i) the Company’s consummation of a merger, consolidation, reorganization, or similar business transaction, unless immediately after such transaction, more than 50% of the outstanding voting power of the surviving or resulting entity is held by persons who were shareholders of the Company immediately before the transaction; or (ii) the Company’s consummation of a sale of all or substantially all of its assets.

6. Forfeiture. If the Director should cease to be a member of the Company’s Board of Directors for any reason before becoming 100% vested in the Restricted Shares, the Restricted Shares shall not vest, and the Director’s interest in the Restricted Shares shall be immediately forfeited (effective as of the date of such termination as a Director).

7. Voting and Other Rights. The Director shall have all of the rights and status as a stockholder of the Company with respect to the Restricted Shares, including the right to vote any and all Restricted Shares and to receive dividends or other distributions thereon, regardless of whether such Restricted Shares are vested, until the earlier of the date on which such Restricted Shares shall be forfeited as provided herein or the date on which the Director ceases to own such shares. The Director understands that the grant of Restricted Shares to him under this Agreement does not confer upon him any right to continue as a director of the Company.

8. Investment Representations. The Director represents and warrants to the Company that he is acquiring the Restricted Shares for his own account for investment and not with a view to or for resale in connection with any distribution of the Restricted Shares and that he has no present intention of distributing or reselling the Restricted Shares. The Director acknowledges that the DRS statement evidencing ownership of the Restricted Shares shall include appropriate restrictions on transfer.

9. Market Lock-Out. The Director agrees that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, he will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Restricted Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

10. Adjustments for Changes in Capitalization of the Company. In the event of any change in the outstanding shares of common stock of the Company prior to the lapsing of the restrictions associated with the Restricted Shares by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Company or in the shares of common stock, the number and class of the Restricted Shares shall be appropriately adjusted by the Company, in its sole discretion, whose determination shall be conclusive.

11. Securities Laws. The Director understands that applicable securities laws may restrict the right of the Director to dispose of any Restricted Shares that the Director may acquire hereunder and govern the manner in which such Restricted Shares may be sold. The Director shall not offer, sell or otherwise dispose of any of the Restricted Shares in any manner that would (a) require the Company to file any registration statement with the Securities Exchange Commission (the “SEC”), (b) require the Company to amend or supplement any registration statement that the Company may at any time have on file with the SEC, or (c) violate the 1933 Act or any other state or federal law.

12. Withholding Taxes. If the grant or other transfer of the Restricted Shares, or the vesting of the Restricted Shares, results in taxable compensation income to the Director, and the Company determines that it is required to withhold taxes with respect to such compensation, the Director agrees to make direct payment of the applicable taxes to the Company.

13. Integration. This Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

14. Successors. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and any successors, assigns, or estate of the Director, including his executors, administrators, and trustees.

15. Amendment. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is in writing and signed by the party against whom such modification, waiver, or discharge is sought to be enforced.

16. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Indiana, without giving effect to the principles of conflict of laws of such State.

17. Binding Agreement. By signing below, the Company and the Director agree to be bound by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement, effective on the date specified in the first paragraph hereof.

EXACTTARGET, INC.

By:
(Written signature)		Scott Dorsey, President and Chief Executive Officer

(Printed signature)